Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Michael Inglese —Chief Financial Officer
Tel: +1-203-504-1063
The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Aircastle to Announce Second Quarter 2011 Earnings on August 4, 2011
Stamford, CT. July 21, 2011 — Aircastle Limited (NYSE: AYR) announced today that it plans to release its second quarter financial results for the period ended June 30, 2011 on Thursday, August 4, 2011 before the market opens.
In connection with the earnings release, management will host an earnings conference call that morning at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Second Quarter Earnings Call.”
A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to the earnings release, an accompanying presentation will be posted to the Investors section of Aircastle’s website.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern Time on Sunday, September 4, 2011 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.); please reference passcode “83374902.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2011 Aircastle’s aircraft portfolio consisted of 134 aircraft and had 63 lessees located in 34 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.

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